Exhibit 10.18

THE RESOURCE GROUP INTERNATIONAL LIMITED

ETELEQUOTE PLC

ANTHONY SOLAZZO

FORWARD MARCH LIMITED

SHARE TRANSFER AND EXCHANGE AGREEMENT

THIS SHARE TRANSFER AND EXCHANGE AGREEMENT (this “Agreement”) is made as a Deed, effective as of June 28, 2017.

PARTIES:

(1)
THE RESOURCE GROUP INTERNATIONAL LIMITED, an exempted company organised and existing under the laws of Bermuda, with Company Registration No. 50201 and having its registered address at Crawford House, 50 Cedar Avenue, Hamilton, Bermuda HM 11 (“TRGI”);

(2)
ETELEQUOTE PLC, a public limited company existing under the laws of England and Wales, with Registration No. 08587657 and having its registered address at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT (“ETQ”);

(3)	ANTHONY SOLAZZO, an individual with an address of 1520 Gulf Blvd #707 Clearwater FL 33767 USA (“Solazzo”); and

(4)
FORWARD MARCH LIMITED, an exempted company organised and existing under the laws of Bermuda, with Company Registration No. 52347 and having its registered address at Crawford House, 50 Cedar Avenue, Hamilton, Bermuda HM 11 (“FM”),

(each a “Party” and collectively, the “Parties”).

BACKGROUND:

(A)	Solazzo is the holder of a total of 3,125,000 A ordinary shares in ETQ with a par value of £0.00032 per share (the “Solazzo ETQ Shares”).

(B)
TRGI is the holder of a total of 3,124,000 preferred ordinary shares, 8 B ordinary shares, and 1,562,500 C ordinary shares, each in ETQ and each with a par value of £0.00032 per share (the “TRGI ETQ Shares”)

(C)
Subject to any prior necessary corporate or regulatory approvals (including any prior no-objection or approval of the BMA), Solazzo would like to effect a transfer to FM, and FM would like to accept all of the Solazzo ETQ Shares, in exchange for the issue and allotment by FM of 533,818 fully paid and non-assessable common shares in FM with a par value of US$0.0001 per common share to Solazzo (the “FM Shares”) (the “Solazzo Share Transfer and Exchange”).

(D)	The Parties are accordingly entering into this Agreement to set out the terms and conditions governing the Share Transfer and Exchange.
1

TERMS:

The Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement the following expressions shall have the following meanings:

“Agreement”	means this share transfer and exchange agreement, including its schedules (if any);

“BMA”	means the Bermuda Monetary Authority;

“Companies Act”	means the Companies Act, 1981, as amended, of Bermuda;

“Completion”	means the completion of the Solazzo Share Transfer and Exchange, as well as the TRGI Share Transfer, on or by the Completion Date;

“Completion Date”	means on or by 30 June, 2017 or such other date as may be agreed between the Parties in writing;

“Dispute”	has the meaning given to it in clause 8.9;

“Encumbrance”
means any adverse claim or right or third party right or other right or interest, any equity, any option or right of pre-emption or right to acquire or right to restrict, any mortgage, charge, assignment, hypothecation, pledge, lien, encumbrance or security interest or arrangement of whatsoever nature, any reservation-of-title or any hire purchase, lease or instalment purchase agreement;

“FM Shares”	has the meaning given to it in Recital (C);

“Proceedings”	has the meaning given to it in clause 8.10(a);

“Solazzo ETQ Shares”	has the meaning given to it in Recital (A);

“Solazzo Share	has the meaning given to in it Recital (C);
Transfer and
Exchange”
2

“TRGI ETQ	has the meaning given to it in recital (B); and
Shares”

“TRGI Share	has the meaning given to it in clause 4.1.
Transfer”

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)
the section headings and captions to the clauses in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Agreement;

(b)	a reference to a document is a reference to that document as from time to time supplemented or varied;

(c)	words importing the singular shall include the plural number and vice versa and words importing a gender shall include each gender;

(d)	words and phrases, the definitions of which are contained or referred to in the Companies Act shall be construed as having the meanings thereby attributed to them; and

(e)
any reference to any clause, sub-clause or paragraph, shall be a reference to the clause, sub-clause or paragraph, of this Agreement in which the reference occurs unless it is indicated that reference to some other provision is intended.

2.	SOLAZZO SHARE TRANSFER

2.1	Solazzo Share Transfer and Exchange

Subject to any prior necessary corporate or regulatory approvals (including any prior regulatory no-objection or approval of the BMA), Solazzo agrees to effect the transfer of the Solazzo ETQ Shares to FM and FM agrees to acquire the Solazzo ETQ Shares in exchange for the issue and allotment of the FM Shares, as fully paid and non-assessable shares, by FM to Solazzo, with effect from the Completion and free from any Encumbrances and with the benefit of all accrued rights and advantages attaching or belonging thereto.

3.	CONSIDERATION TO SOLAZZO

3.1	Solazzo and FM agree that the issuance of the FM Shares, and the fact of the TRGI Share Transfer occurring, shall be good and sufficient consideration for the transfer of the Solazzo ETQ Shares.

3

4.	TRANSFER BY TRGI

TRGI Share Transfer

4.1
Subject to any prior necessary corporate or regulatory approvals (including any prior regulatory no-objection or approval of the BMA), TRGI agrees to effect the transfer of the TRGI ETQ Shares to FM (the “TRG Share Transfer”).

5.	COMPLETION

5.1	Timing

Completion shall occur on the Completion Date. If Completion does not occur on or by the Completion Date, this Agreement and all obligations, consents, warranties, and covenants arising out of the Agreement shall be null and void.

6.	WARRANTIES AND COVENANTS

6.1	Warranties

(a)	Solazzo warrants and represents to the Parties that:

(i)	he is the legal and beneficial owner of the Solazzo ETQ Shares, and all such Solazzo ETQ Shares are free of all Encumbrances;

(ii)
he has the legal right and full power and authority to execute and deliver, and to exercise his rights and perform his obligations under this Agreement, and further that this Agreement constitutes a valid, legally binding and enforceable obligation on him in accordance with its terms; and

(iii)
this Agreement constitutes, and the documents, if any, referred to in this Agreement which are to be executed by him, when executed, will constitute, valid and binding agreements enforceable in accordance with their respective terms.

(b)	Each of TRGI, ETQ and FM respectively warrant and represent to each of the Parties that:

(i)
each is a company duly incorporated and validly existing under the laws of its incorporation or, if applicable, continuation, and has the power to own its assets and carry on its business as it is being conducted;

(ii)
each has the legal right and full power and authority to execute and deliver, and to exercise their rights and perform their obligations under this Agreement, and further that this Agreement constitutes a valid, legally binding and enforceable obligation on each of them in accordance with its terms; and

4

(iii)
this Agreement constitutes, and the documents, if any, referred to in this Agreement which are to be executed by each of them, when executed, will constitute, valid and binding agreements enforceable in accordance with their respective terms.

(c)	TRGI warrants and represents to Solazzo that it is the beneficial owner of the TRGI ETQ Shares and such TRGI ETQ Shares are free of all Encumbrances.

(d)	FM warrants and represents to Solazzo that upon Completion, FM’s issued share capital will be as follows:

(A)	533,818 common shares issued to Solazzo;

(B)	4,749,861 preferred shares issued to TRGI;

(C)	6,856,139 common shares issued to TRGI; and

(D)	an additional 360,184 common shares shall be issued, or agreed to be issued, to other person(s).

(e)
FM further warrants and represents to Solazzo that, on or by the Completion Date (i) FM’s Byelaws and a Certificate of Designation for the preferred shares shall be in the form as attached hereto as Exhibit A to this Agreement; and (ii) FM’s Stock Option Plan shall be in the form attached hereto as Exhibit B to this Agreement.

6.2	Covenants

Each Party jointly and severally covenants with the other Parties that he or it shall, and shall procure, so far as is within his or its power of procurement, that all necessary third parties shall likewise, do, execute and perform all such further deeds, documents, assurances, acts and things as either of them, at or after Completion, may reasonably require to give effect to the terms of this Agreement.

7.	ACKNOWLEDGEMENT

7.1	By signing this Agreement, each of TRGI, ETQ, and FM undertakes:

(a)	to perform any action required to give effect to the provisions of this Agreement;

5

(b)	that any resolutions required to be taken by its shareholder or directors to effect Completion have been adopted (whether at a meeting or in writing);

(c)	to cancel such certificates as may be returned to it or declared lost as applicable;

(d)	to issue new certificates as applicable to reflect the Share Transfer and Exchange;

(e)	to update its registers (including its register of members) to reflect the positions following the Share Transfer and Exchange; and

(f)	to file all necessary statutory forms and documents with the BMA and all other authorities, if and as required, within the time limits prescribed by applicable law or regulation.

8.	MISCELLANEOUS PROVISIONS

8.1	Assignment

No Party may assign its rights or obligations under this Agreement without the prior written consent of all the other Parties.

8.2	Parties Bound

This Agreement shall be binding upon and run for the benefit of the Parties, their successors and permitted assigns.

8.3	Relationship of the Parties

In this Agreement, nothing shall be deemed to:

(a)	constitute a partnership between the Parties or any of them; or

(b)	make any Party an agent for any other Party, for any purpose whatsoever.

8.4	Entire Agreement

This Agreement constitutes the entire agreement and understanding between the Parties with respect to its subject matter, and except as expressly provided, supersedes all prior representations, writings, negotiations or understandings, with respect to that subject matter, if any.

8.5	Waivers

A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

6

8.6	Variations

No variation of this Agreement shall be effective unless it is made in writing and signed by each of the Parties.

8.7	Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

8.8	Further Assurance

Each Party shall do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power to implement this Agreement.

8.9	Governing Law

This Agreement and any dispute arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) (“Dispute”) shall be governed by and construed in accordance with the laws of Bermuda.

8.10	Jurisdiction

(a)
Each of the Parties to this Agreement irrevocably agrees that the courts of Bermuda are to have exclusive jurisdiction to settle any Dispute and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement (the “Proceedings”) shall therefore be brought in the courts of Bermuda.

(b)	Each of the Parties to this Agreement irrevocably waives any objection to Proceedings in the courts referred to in clause 8.10(a) on the grounds of venue or on the grounds of forum non conveniens.

[SIGNATURE PAGE TO FOLLOW]

7

IN WITNESS WHEREOF the Parties hereto have executed this Agreement the day and year first above written.

For and on behalf of:

THE RESOURCE GROUP INTERNATIONAL LIMITED

Signature
Name: Mohammed Khaishgi
Director/Authorised Signatory

For and on behalf of:

ETELEQUOTE PLC

Signed by

Signature
Name: Zia Chishti
Director/Authorised Signatory

For and on behalf of:
Signed by

MR. ANTHONY SOLAZZO, in the presence of:

Signature of witness:
Name:	Pat Costello
Address:	1700 Penn Ave, Suite 560
Washington DC 20006
Occupation:	Lawyer

For and on behalf of:

FORWARD MARCH LIMITED

Signature
Name: Zia Chishti
Director/Authorised Signatory
8

Exhibit a

9

BYE-LAWS

OF

Forward March Limited

CERTIFIED that the within-written bye-laws are a true copy of the bye-laws of Compass Administration Services Ltd (the “Company”) as approved and adopted as the bye-laws of the Company (the “Bye-Laws”) by written resolution constituting the statutory general meeting of the sole member of the Company dated and effective on 3 March 2017.

Duly Authorised
For and on behalf of
Compass Administration Services Ltd.
Secretary

Prepared by

ASW Law Limited
Barristers & Attorneys
Crawford House
50 Cedar Avenue
Hamilton, HM 11
Bermuda

PAGE INTENTIONALLY LEFT BLANK

TABLE OF CONTENTS

DEFINITIONS AND INTERPRETATION

1.	Definitions and Interpretation	1

SHARES

2.	Power to Issue Shares	3
3.	Power of the Company to Purchase its Shares	4
4.	Rights Attaching to Shares	4
5.	Calls on Shares	5
6.	Forfeiture of Shares	5
7.	Share Certificates	6
8.	Fractional Shares	6

REGISTRATION OF SHARES

9.	Register of Members	6
10.	Registered Holder Absolute Owner	6
11.	Transfer of Registered Shares	6
12.	Transmission of Registered Shares	7

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital	8
14.	Variation of Rights Attaching to Shares	8

MEETINGS OF MEMBERS

15.	Annual General Meetings	9
16.	Special General Meetings	9
17.	Requisitioned General Meetings	9
18.	Notice	9
19.	Giving Notice and Access	10
20.	Postponement of General Meeting	10
21.	Telephonic or Electronic Participation in Meetings	10
22.	Quorum at General Meetings	11
23.	Chairman to Preside at General Meetings	11
24.	Voting on Resolutions	11
25.	Power to Demand a Vote on a Poll	12
26.	Voting by Joint Holders of Shares	13
27.	Instrument of Proxy	13
28.	Representation of Corporate Member	13
29.	Adjournment of General Meeting	14
30.	Written Resolutions	14
31.	Directors Attendance at General Meetings	15

DIVIDENDS AND CAPITALISATION

32.	Dividends	15
33.	Power to Set Aside Profits	15
34.	Method of Payment	15
35.	Capitalisation	16

DIRECTORS AND OFFICERS

36.	Election of Directors	16
37.	Number of Directors	16
38.	Term of Office of Directors	16
39.	Alternate Directors	16
40.	Removal of Directors	17
41.	Vacancy in the Office of Director	17
42.	Remuneration of Directors	18
43.	Defect in Appointment	18
44.	Directors to Manage Business	18
45.	Powers of the Board of Directors	18
46.	Register of Directors and Officers	19
47.	Appointment of Officers	19
48.	Appointment of Secretary	20
49.	Duties of Officers	20
50.	Remuneration of Officers	20
51.	Conflicts of Interest	20
52.	Indemnification and Exculpation of Directors and Officers	20

MEETINGS OF THE BOARD OF DIRECTORS

53.	Board Meetings	21
54.	Notice of Board Meetings	21
55.	Telephonic or Electronic Participation in Meetings	22
56.	Quorum at Board Meetings	22
57.	Board to Continue in the Event of Vacancy	22
58.	Chairman to Preside	22
59.	Written Resolutions	22
60.	Validity of Prior Acts of the Board	22

ACCOUNTS

61.	Books of Account	23
62.	Financial Year End	23

AUDITS

63.	Annual Audit	23
64.	Appointment of Auditor	23
65.	Remuneration of Auditor	23

66.	Duties of Auditor	24
67.	Access to Records	24
68.	Financial Statements	24
69.	Distribution of Auditor’s Report	24
70.	Vacancy in the Officer of Auditor	24

CORPORATE RECORDS

71.	Minutes	24
72.	Place Where Corporate Records Kept	25
73.	Form and Use of Seal	25

CHANGES TO CONSTITUTION

74.	Alteration or amendment of Bye-laws	25
75.	Alteration or amendment of Memorandum of Association	25
76.	Discontinuance	25

MISCELLANEOUS

77.	Registered Office	26
78,	Amalgamation and Merger	26
79.	Conversion	26

VOLUNTARY WINDING-UP AND DISSOLUTION

80.	Winding-Up	26

FORMS

Schedule “A”	(Bye-law 6)
Schedule “B”	(Bye-law 11)
Schedule “C”	(Bye-law 12.2)
Schedule “D”	(Bye-law 27.1)

INTERPRETATION

1.	Definitions and Interpretation

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following respective meanings:

“Alternate Director”	an alternate director appointed in accordance with these Bye-laws;

“Auditor”	includes any individual auditor or partnership of auditors;

“Board”
the board of directors of the Company appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Companies Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

“Bye-laws”	means these Bye-laws in their present form or as from time to time amended;

“Companies Act”	the Companies Act 1981, as amended from time to time;

“Company”	the company incorporated in Bermuda under the name of Forward March Limited on 28 February 2017;

“Director”	any person duly elected or appointed as a director of the Company and shall include an Alternate Director or any person occupying the position of director by whatever name called;

“Further Financing”	any form of debt or equity financing of the Company Including by way of an issue of shares, options, warrants or other convertible instruments or securities;

“Member”
the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

“Memorandum”	means the Memorandum of Association of the Company, as from time to time amended;

“notice”	written notice as further provided in these Bye-laws unless otherwise specifically stated;

“Officer”	any person appointed by the Board to hold an office in the Company;

“Register of Directors Officers”	the register of directors and officers referred to In and these Bye-laws;

“Register of Members”	the register of members referred to in these Bye-laws;

“Registered Office”	the registered office for the time being of the Company;

“Resident Representative”	any person appointed to act as resident representative of the Company and includes any deputy or assistant resident representative;

“Secretary”
the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

“share”	means a share in the capital of the Company and includes a fraction of a share; and

“Treasury Share”	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

(e)	unless otherwise provided in these Bye-laws, words or expressions defined In the Companies Act shall bear the same meaning in these Bye-laws.

1.3
In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1
Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe.

2.2
Subject to the provisions of these provisions of these Bye-laws and any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, any class or series of shares may be issued with such preferred or other special rights as the Board may determine (including such preferred or other special rights or restrictions with respect to dividend, voting, liquidation or other rights of the shares as may be determined by the Board).The Board may establish from time to time the number of shares to be included in each such class or series, which number may be increased (except as otherwise provided by the Board in creating such class or series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board, and to fix the designation, powers, preferences, redemption provisions restrictions and rights to such class or series and the qualifications, limitations or restrictions thereof. The terms of any class or series of shares shall be set forth in a Certificate of Designation in the minutes of the Board authorising the issuance of such shares but shall not form part of these Bye-laws, and may be examined by any Member on request.

2.3
Without limiting the foregoing and subject to the Companies Act, the Company may issue preference shares which (i) are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or (ii) are liable to be redeemed at the option of the Company and/or the holder. The terms and manner of redemption of any redeemable shares shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable preference shares shall be either (i) as the Company may by resolution determine or (ii) insofar as the Board is so authorised by any resolution, as the Board may by resolution determine, in either case, before the allotment of such shares.

3.	Power of the Company to Purchase its Shares

3.1
The Company may purchase its own shares for cancellation or to acquire them as Treasury Shares in accordance with the Companies Act on such terms as the Board shall think fit. No such purchase shall be made if there are reasonable grounds for believing that the Company is, or after the purchase would be, unable to pay its liabilities as they become due.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Companies Act.

3.3
Shares so purchased by the Company under this Bye-law shall be treated as cancelled and the amount of the Company’s issued capital shall be reduced by the nominal value of those shares accordingly but the purchase of shares under this Bye-law shall not be taken as reducing the amount of the Company’s authorised share capital.

4.	Rights Attaching to Shares

4.1
Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital shall be divided  into shares of a single class the holders of which shall, subject to these Bye-laws;

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)
in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital,  be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.2
All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

4.3
At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued common shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

5.	Calls on Shares

The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.	Forfeiture of Shares

6.1
If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form set out at Schedule “A”, or as near to such form as circumstances admit

6.2
If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Companies Act.

6.3
A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due on such share or shares and any costs and expenses incurred by the Company in connection with such share or shares.

6.4
The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

7.	Share Certificates

7.1
Every Member shall be entitled to a certificate under the common seal of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

7.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

7.3
If any share certificate shall be proved to the satisfaction of the Board to have been wom out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request indemnity for the lost certificate if it sees fit.

8.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares In fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

9.	Register of Members

9.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter in such Register of Members the particulars required by the Companies Act.

9.2
The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours In each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty days in each year.

10.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.	Transfer of Registered shares

11.1	An instrument of transfer shall be in writing in the form set out at Schedule “B”, or as near to such form as circumstances admit, or in such other form as the Board may accept.

11.2
Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

11.3
The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

11.4
The joint holders of any·share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

11.5
The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

12.	Transmission of Registered Shares

12.1
In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Companies Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member of such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2
Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member or otherwise by operation of law may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form set out at Schedule “C” or as near to such form as circumstances admit.

12.3
On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case if a transferor of the share by that Member before such Member’s death or bankruptcy, as the case may be.

12.4
Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital

13.1
The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Companies Act.

13.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

14.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound-up, be varied with:

(a)	the approval of the Board; or

(b)
the consent of a majority of the Members voting a single class, with the holders of preference shares being entitled to vote on the basis that their preference shares had converted to common shares in accordance with these Bye-Laws, and shall not require a separate consent of the holders of the Shares whose rights are varied, unless such variation would result in an adverse variation of the rights, preferences, privileges, powers, or restrictions of any class of shares and is made for a purpose other than in connection with a Further Financing, in which case such variation will require the consent in writing of the holders of not less than three-fourths of the issued shares of each class to be varied or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of each class to be varied, at which meeting the necessary quorum shall be one person at least holding or representing by proxy one-third of the issued shares of the class to be varied. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

MEETINGS OF MEMBERS

15.	Annual General Meetings

Unless the Members elect otherwise by resolution at a general meeting, the annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman (if any) or any two Directors or any Director and the Secretary or the Board shall appoint.

16.	Special General Meetings

The President or the Chairman (if any) or any two Directors or any Director and the Secretary or the Board may convene a special general meeting whenever in their Judgment such a meeting is necessary.

17.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Companies Act shall apply.

18.	Notice

18.1
At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote at such meeting, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

18.2
At least five days’ notice of a special general meeting shall be given to each Member entitled to attend and vote at such meeting, stating the date, time, place and the general nature of the business to be considered at the meeting.

18.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

18.4
A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote at such meeting in the case of a special general meeting.

18.5
The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

19.	Giving Notice and Access

19.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person; or

(b)	by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c)
by transmitting it by electronic means (including facsimile and electronic mall, but not telephone) in accordance with such directions as may be given by such Member to that Company for such purpose; or

(d)	in accordance with Bye-law 19.4.

19.2
Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

19.3
Any notice (save for one delivered In accordance with Bye-law 19.4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in providing such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.

19.4
Where a Member Indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

19.5
In the case of information or documents delivered in accordance with Bye-law 19.4, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

20.	Postponement of General Meeting

The Secretary may postpone any general meeting called in accordance with these Bye-laws if such postponement is given to the Members before the time of such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with these Bye-laws.

21.	Telephonic or Electronic Participation In Meetings

Members may participate in any general meeting by telephonic or such other electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

22.	Quorum at General Meetings

22.1
At any general meeting one or more Members present in person or by proxy and representing in excess of a majority of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business.

22.2
If within thirty minutes from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote at such meeting in accordance with these Bye-laws.

23.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

24.	Voting on Resolutions

24.1
Subject to the Companies Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast In accordance with these Bye-laws and in the case of an equality of votes the chairman of such meeting shall be entitled to a casting vote.

24.2	No member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

24.3
At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

24.4
In the event that a Member participates in a general meeting by telephone or electronic means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

24.5
At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

24.6
At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

25.	Power to Demand a Vote on a Poll

25.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of the meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)
any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)
any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right,

25.2
Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone or electronic means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

25.3
A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

25.4
Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone or electronic means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

26.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

27.	Instrument of Proxy

27.1
An instrument appointing a proxy shall be in writing in substantially the form set out at Schedule “D” or such other form as the chairman of the meeting shall accept. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, be heard at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless it otherwise provides, be valid as well for any adjournment of the meeting to which it relates.

27.2
The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company In relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.

27.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

27.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

28.	Representation of Corporate Member

28.1
A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

28.2
Notwithstanding Bye-law 28.1, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

29.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote at such meeting in accordance with these Bye-laws.

30.	Written Resolutions

30.1
Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting may be done by written resolution in accordance with this Bye-law.

30.2
Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

30.3
A written resolution is passed when it is signed by, or in the case of a Member that is a corporation, on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

30.4	A resolution in writing may be signed in any number of counterparts.

30.5
A resolution In writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

30.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Companies Act.

30.7	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

30.8
For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Companies Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

31.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIVIDENDS AND CAPITALISATION

32.	Dividends

32.1
The Board may, subject to these Bye-laws and in accordance with the Companies Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

32.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

32.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

32.4
The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of assets of the Company. No unpaid distribution shall bear interest as against the Company.

33.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

34.	Method of Payment

34.1
Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

34.2
In the case of joint holders, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may In writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

34.3	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

35.	Capitalisation

35.1
The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

35.2
The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

DIRECTORS AND OFFICERS

36.	Election of Directors

36.1
The Board shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting called for that purpose. The Company may in general meeting set a shareholding requirement for Directors but unless so set there shall be no such requirement.

36.2	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

37.	Number of Directors

The Board shall consist of not less than one Director or such number as the Members may determine.

38.	Term of Office of Directors

Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

39.	Alternate Directors

39.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

39.2
Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

39.3
An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

39.4
An Alternate Director shall cease to be such if the Director for whom he was appointed to act as a Director in the alternative ceases for any reason to be a Director, but he may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

40.	Removal of Directors

40.1
Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

40.2
If a Director is removed from the Board under this Bye-law, the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

41.	Vacancy in the Office of Director

41.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice to the Company.

41.2
The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

42.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Company in a general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

43.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

44.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not required to be exercised by the Company in general meeting by these Bye-laws or the Companies Act.

45.	Powers of the Board of Directors

The Board may:

(a)
appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(b)
appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(c)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(d)
exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock, convertible loan notes, and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(e)
by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested In or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(h)
authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

(i)	present any petition and make any application in connection with the liquidation or reorganisation of Company;

(j)
delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board; and

(k)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit.

46.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the Registered Office a Register of Directors and Officers and shall enter therein the particulars required by the Companies Act.

47.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine.

48.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time.

49.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

50.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

51.	Conflicts of Interest

51.1
Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing contained in this Bye- law shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

51.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act.

51.3
Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum for such meeting.

52.	Indemnification and Exculpation of Directors and Officers

52.1
The Directors, Secretary and other Officers (the term Officer for this Bye-law to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidation or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or In their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.

52.2
Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

52.3
The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Companies Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

52.4
The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

53.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

54.	Notice of Board Meetings

A Director may, and the Secretary or Assistant Secretary on the requisition of a Director shall, upon not less than 72 hours advance notice, summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means, or other mode of representing words in visible a form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose. A Director may at any time waive the right to receive less than 72 hours advance notice of a meeting of the Board.

55.	Telephonic or electronic Participation In Meetings

Directors may participate in any meeting by telephonic or such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of Directors participating in the meeting is physically assembled or, if there is no such group, where the chairman of the meeting then is.

56.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be one Director, or such number as the Members may determine.

57.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

58.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the President, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.

59.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, “the Directors” shall not include an Alternate Director.

60.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

ACCOUNTS

61.	Books of Account

61.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

61.2
Such records of account shall be kept at the Registered Office, or subject to the Companies Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

62.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 30th June in each year.

AUDITS

63.	Annual Audit

Subject to any rights to waive the laying of accounts or the appointment of an Auditor pursuant to the Companies Act, the accounts of the Company shall be audited at least once in every year.

64.	Appointment of Auditor

64.1
Subject to the Companies Act and provided that the Members have not waived the requirement to hold an annual general meeting or appoint an Auditor, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

64.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

65.	Remuneration of Auditor

Save in the case of an Auditor appointed pursuant to Bye-law 70, the remuneration of the Auditor shall be fixed by the Company in a general meeting or in such manner as the Members may determine. In the case of an Auditor appointed pursuant to Bye-law 70, the remuneration of the Auditor shall be fixed by the Board.

66.	Duties of Auditor

66.1
The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report on such financial statements in accordance with generally accepted auditing standards.

66.2
The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Companies Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

67	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

68.	Financial Statements

Subject to the waiver of the laying of accounts by the Members in accordance with the Companies Act, financial statements, as required by the Companies Act, shall be laid before the Members in an annual general meeting, or if the Members waive the requirement for an annual general meeting, financial statements, as required by the Companies Act, shall be made available to the Members in accordance with the Companies Act. A resolution in writing made in accordance with Bye-law 30 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in a general meeting.

69.	Distribution of Auditor’s Report

The report of the Auditor shall be submitted to the Members at a general meeting.

70.	Vacancy in the Office of Auditor

The Board may fill any casuaI vacancy in the office of the Auditor.

CORPORATE RECORDS

71.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose of:

(a)	all elections and appointments of Officers;

(b)	the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

72.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Companies Act and these Bye-laws shall be kept by the Secretary at the Registered Office.

73.	Form and Use of Seal

73.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

73.2
A seal may, but need not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed to such deed, instrument, share certificate or document, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

73.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

CHANGES TO CONSTITUTION

74.	Alteration or amendment of Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Companies Act and until such amendment or alteration has been approved by a resolution of the Board and by a resolution of the Members.

75.	Alteration or amendment of Memorandum

No alteration or amendment to the Memorandum may be made save in accordance with the Companies Act and until such alteration or amendment has been approved by a resolution of the Board and by a resolution of the Members.

76.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Companies Act.

MISCELLANEOUS

77.	Registered Office

The Registered Office shall be at such place in Bermuda as the Board shall from time to time determine.

78.	Amalgamation and Merger

The Company may by resolution of the Members approve the amalgamation or merger of the Company with any other company wherever incorporated.

79.	Conversion

The Company may by resolution of the Members approve a conversion of the Company into a partnership.

VOLUNTARY WINDING-UP AND DISSOLUTION

80.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the same sanction of a resolution of the Members, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

SCHEDULE “A”

FORM OF NOTICE OF FORFEITURE (BYE-LAW 6)

Notice of Forward March Limited (the “Company”)

You have failed to pay the call of [amount of call] made on the [ ] day of [   ], 20[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 20[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest on such call at the rate of [ ] per annum calculated from the said [ ] day of [ ], 20[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [          ] day of [          ], 20[     ]

[Signature of Secretary]
By Order of Board

SCHEDULE “B”

FORM OF TRANSFER (BYE-LAW 11)

Transfer of a Share or Shares
Forward March Limited (the “Company”)

FOR VALUE RECEIVED              [amount], I/We, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

SCHEDULE “C”

FORM OF TRANSFER (BYE-LAW 12.2)

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
Forward March Limited (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

FORWARD MARCH LIMITED
(REGISTRATION #52447)
(THE “COMPANY”)
CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
CONVERTIBLE PREFERENCE SHARES
(THIS “CERTIFICATE OF DESIGNATION”)1

The Company HEREBY CERTIFIES that, pursuant to resolutions of the Board of Directors passed on June 20 2017, the Company created its Convertible Preference Shares, of par value US$0.0001 each, and that the designation, powers, preferences and rights and the qualifications, limitations and restrictions thereof are set forth in this Certificate of Designation:

Section 1.    Designation and Number of Convertible Preference Shares. The designation of the preference shares authorized hereby shall be “Convertible Preference Shares” (the “Convertible Preference Shares”). The maximum number of Convertible Preference Shares shall be 4,749,861.

Section 2.    Dividends.

2A. General Obligation. When, as and if declared by the Board of Directors, to the extent permitted under the Act, the Company shall pay dividends to the holders of the Convertible Preference Shares, as provided in this Section 2.

2B. Dividend Preference. The Company shall not declare nor pay any dividends or make any distribution upon any class of Common Shares, until and unless the Company has declared and paid a dividend of at least US$2.00 with respect to each Convertible Preference Share.

Section 3.   Liquidation. On any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Convertible Preference Shares shall be entitled to receive, proportionately according to the number of Convertible Preference Shares held, those assets available for distribution to the members.

Section 4.   Voting Rights. The holders of Convertible Preference Shares shall be entitled to notice of all meetings of members as and when such notice is provided to the holders of Common Shares using the methods provided in accordance with the Bye-Laws or as otherwise required by applicable law. The holders of Convertible Preference Shares shall be entitled to vote (on an as-converted basis), together with the holders of the Common Shares voting together as a single class, on all matters (including the election of directors) submitted to the shareholders for a vote. The holders of Convertible Preference Shares shall be entitled to the number of votes equal to the number of Common Shares into which the Convertible Preference Shares held could be converted pursuant to the terms hereof as of the record date for such vote or, if no record date is specified, as of the date of such vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis shall be rounded to the nearest whole number (with one-half being rounded upward).

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 9.

Section 5.   Conversion.

5A. Mandatory Conversion. All of the then issued Convertible Preference Shares shall automatically convert into Common Shares, in accordance with the provisions of this Section upon the consummation of a Qualified Public Offering, with such conversion only being effected at the time of and subject to the closing of the sale of securities by the Company pursuant to such Qualified Public Offering.

5B. Conversion Procedure.

(i)           Conversion pursuant to Section 5A shall be automatic, without the need for any further action on behalf of the holders of Convertible Preference Shares, and regardless of whether the certificates representing such shares (if any) are surrendered to the Company or its transfer agent.

(ii)           Each Convertible Preference Share shall be convertible into one Common Share. If the Convertible Preference Shares undergo any share split, share consolidation or other similar recapitalization, then the provisions of this Section 5B(ii) shall be appropriately adjusted such that a holder of Convertible Preference Shares shall receive upon conversion the same number of Common Shares such holder would have received if it had converted its Convertible Preference Shares immediately prior to the such event.

(iii)         At the time any such conversion has been effected, the rights of the holder of the Convertible Preference Shares converted (as a holder of such converted Convertible Preference Shares) shall cease and such converted Convertible Preference Shares shall cease to have the rights and restrictions of Convertible Preference Shares provided hereby and shall convert to and become Common Shares, as applicable, and the Person or Persons in whose name or names Common Shares are to be registered upon such conversion shall thereby become the holder or holders of record of such Common Shares.

(iv)         As soon as possible after a conversion has been effected (but in any event within five (5) Business Days following such conversion) the Company shall amend its register of members to effect the conversion and shall thereafter deliver to the converting holder:

(a) a notice stating that the Convertible Preference Shares have been converted and that any certificates evidencing Convertible Preference Shares must be surrendered at the office of the Company;

(b) a certificate or certificates representing the number of Common Shares issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

(c) payment in cash of the amount payable under Section Error! Reference source not found. below with respect to such conversion.
2

(v)          The issuance of certificates for Common Shares upon conversion of Convertible Preference Shares shall be made without charge to the holders of such Convertible Preference Shares for any issuance or stamp tax in respect thereof or other cost incurred by the Company in connection with such conversion into Common Shares. Upon conversion of each Convertible Preference Share, the Company shall take all such actions as are necessary in order to ensure that the Common Shares resulting from such conversion shall be duly and validly issued, fully paid, and free and clear of all taxes, liens, charges and encumbrances except those created by the holder thereof.

(vi)        The Company shall not close its books against the transfer of Convertible Preference Shares or Common Shares resulting from conversion of Convertible Preference Shares in any manner that interferes with the timely conversion of Convertible Preference Shares. The Company shall assist and cooperate with any holder of Convertible Preference Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Convertible Preference Shares hereunder (including, without limitation, making any filings required to be made by the Company).

(vii)       The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the conversion of Convertible Preference Shares, such number of shares of Common Shares issuable upon the conversion of all outstanding Convertible Preference Shares. All Common Shares which are so issuable shall, when issued, be duly and validly issued, fully paid, and free and clear of all taxes, liens, charges and encumbrances except those created by the holder thereof. The Company shall take all such actions as may be necessary to ensure that all Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which the Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action that would cause the number of authorized but unissued Common Shares to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of Convertible Preference Shares.

(viii)      No fractional shares shall result from the conversion of any Convertible Preference Shares, and the number of Common Shares resulting from such conversion shall be rounded down to the nearest whole share. The number of shares resulting from such conversion shall be determined on the basis of the total number of Convertible Preference Shares the holder is at the time converting into Common Shares and the number of Common Shares which will result from such aggregate conversion. If the conversion would result in any fractional share, the Company shall, in lieu of such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ix)         If there occurs a change in the capitalization of the Company as permitted herein and if the Common Shares resulting from conversion of Convertible Preference Shares are convertible into or exchangeable for any other shares or securities of the Company, the Company shall, at the converting holder’s option, upon surrender of the Convertible Preference Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Common Shares, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the shares or securities into which the Common Shares resulting from conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.
3

5C. Notices.

(i)          The Company shall give written notice to all holders of Convertible Preference Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon the Common Shares, (b) with respect to any pro rata subscription offer to holders of Common Shares or (c) for determining rights to vote with respect to any dissolution or liquidation.

(ii)         The Company shall also give written notice to the holders of Convertible Preference Shares at least twenty (20) days prior to the date on which any Qualified Public Offering shall take place.

Section 6.         Purchase Rights. Excluding Options granted pursuant to the Option Plan, at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of Common Shares (the “Purchase Rights”), each holder of Convertible Preference Shares then issued shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Common Shares (treated for this purpose as a single class) acquirable upon conversion of such holder’s Convertible Preference Shares immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

Section 7.         Registration of Transfer. The Company shall keep at its principal office a register of members for the registration of holders of Convertible Preference Shares. Upon the surrender of any certificate representing Convertible Preference Shares at such place, the Company shall, at the request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Convertible Preference Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Convertible Preference Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Convertible Preference Shares represented by such new certificate from the date to which dividends have been fully paid on such Convertible Preference Shares represented by the surrendered certificate.
4

Section 8.        Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Convertible Preference Shares, and in the case of any such loss, theft or destruction, upon receipt of an indemnity from such holder reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Convertible Preference Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Convertible Preference Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 9.         Representation on the Board of Directors. The holders of the Convertible Preference Shares shall together be entitled by notice in writing to the Company to appoint (and remove) seven (7) Persons to the Board of Directors.

Section 10.       Definitions.

“Acceptable Exchange” means (i) any of the New York Stock Exchange, the NASDAQ National Market, the London Stock Exchange, the “AIM” market operated by the London Stock Exchange plc (“AIM”) or the Hong Kong Stock Exchange or (ii) if agreed in writing by the Company and the holders of a majority of the Convertible Preference Shares then issued based on their good faith determination, either of the Stock Exchange of Singapore or the Dubai International Financial Exchange.

“Act” means the Companies Act 1981 (as amended).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“Bye-laws” means the bye-laws of the Company in force from time to time.

“Common Share” means any common share of the Company.

 “Convertible Securities” means any shares or securities directly or indirectly convertible into or exchangeable for Common Shares.

“Junior Securities” means any share capital or other equity securities of the Company, except for the Convertible Preference Shares.

“Option Plan” means the 2017 Stock Plan of the Company.

“Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities or other Junior Securities.

“Person” means an individual, a partnership, a company, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
5

 “Qualified Public Offering” shall mean a firm commitment underwritten initial public offering of shares of the Common Shares pursuant to an effective registration statement under the US Securities Act of 1933 (or otherwise conducted in accordance with applicable law) providing for the listing of the Common Shares on an Acceptable Exchange.

Section 11.       Governing Law. This Certificate of Designations shall be governed and construed in accordance with the Act.

Section 12.      Amendment and Waiver. No amendment, modification, waiver or change in the terms hereof through merger, amalgamation, or consolidation of the Company with another company or entity shall be binding or effective with respect to any provision of this Certificate of Designation without the prior written consent of the holders of at least a majority of the Convertible Preference Shares outstanding at the time such action is taken.

Section 13.      Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by email, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to (x) the Company, at its principal executive offices and (y) to any shareholder, at such shareholder’s address or email address as it appears in the records of the Company (unless otherwise indicated in writing by any such shareholder). Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon transmission in the case of delivery by email (unless a rejection message from the recipients email is received confirming non-delivery) or one day following deposit with an overnight courier service.

Section 14.      The Bye-laws. If there shall be any conflict between the provisions of this Certificate of Designations and the Bye-laws then, for so long as any Convertible Preference Shares are issued and outstanding, the provisions of this Certificate of Designations shall prevail.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by a director.

SIGNED for and on behalf of
FORWARD MARCH LIMITED	Director
6

EXHIBIT B
10

FORWARD MARCH LIMITED

2017 STOCK PLAN

1.            Purposes of the Plan. The purposes of this 2017 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Stock may also be granted under the Plan.

2.	Definitions. As used herein, the following definitions shall apply:

(a)          “Administrator” means the Board or a Committee.

(b)          “Affiliate” means (i) an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity and (ii) an entity other than a Subsidiary in which the Company and /or one or more Subsidiaries own a controlling interest.

(c)          “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Options or Restricted Stock are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(d)          “Award” means any award of an Option or Restricted Stock under the Plan.

(e)          “Board” means the Board of Directors of the Company.

(f)          “California Participant” means a Participant whose Award is issued in reliance on Section 25102(o) of the California Corporations Code.

(g)        “Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations or other required deductions may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Company) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of such amount.

(h)          “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Option Agreement, Restricted Stock Purchase Agreement, employment agreement or other applicable written agreement, in which such cause shall be “Cause” hereunder) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) any material breach by Participant of any written agreement between Participant and the Company and, where the breach is curable as determined in the Board’s discretion, Participant’s failure to cure such breach within 10 days after receiving written notice thereof; (ii) any failure by Participant to comply with the Company’s written policies or rules as they may be in effect from time to time; (iii) neglect or persistent unsatisfactory performance of Participant’s duties, as determined in the Board’s discretion; (iv) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer, as applicable; (v) Participant’s conviction of, or plea of guilty or nolo contendre to, any felony or crime that results in, or which the Board determines in its reasonable discretion is expected to result in, damage to the business or reputation of the Company; (vi) Participant’s commission of or participation in an act of fraud or intentional misconduct against the Company; (vii) Participant’s intentional damage to the Company’s business, property or reputation; or (viii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company. For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or Disability. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate. Where written notice is required under this subsection (h), written notice transmitted by email to a Participant’s email account (whether a personal or work email account) shall suffice and be deemed delivered upon the sending of the email.

(i)          “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) an amalgamation, merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities.

Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

(j)          “Code” means the Internal Revenue Code of 1986, as amended.

(k)        “Committee” means one or more committees or subcommittees of the Board consisting of two (2) or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board) appointed by the Board to administer the Plan in accordance with Section 4 below.

(l)           “Common Stock” means the Company’s common shares having a par value of US $0.0001 per share, as adjusted in accordance with Section 11 below.

(m)         “Company” means Forward March Limited, an exempted Bermuda company.

(n)        “Consultant” means any person or entity, including an advisor but not an Employee, that renders, or has rendered, services to the Company, or any Parent, Subsidiary or Affiliate and is compensated for such services, and any Director whether compensated for such services or not.

(o)          “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company, provided that, if an Employee is holding an Incentive Stock Option and such leave exceeds 3 months, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period and the Incentive Stock Option shall thereafter automatically become a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(p)          “Director” means a member of the Board.

(q)          “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(r)          “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent, Subsidiary or Affiliate.

(s)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)            “Fair Market Value” means, as of any date, the per share fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the per share closing price for the Shares as reported in The Wall Street Journal for the applicable date.

(u)           “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(v)           “Incentive Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)          “Involuntary Termination” means (unless another definition is provided in the applicable Option Agreement, Restricted Stock Purchase Agreement, employment agreement or other applicable written agreement) the termination of a Participant’s Continuous Service Status other than for (i) death, (ii) Disability or (iii) for Cause by the Company or a Parent, Subsidiary, Affiliate or successor thereto, as appropriate.

(x)            “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).

(y)           “Nonstatutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Stock Option.

(z)            “Option” means a stock option granted pursuant to the Plan.

(aa)         “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(bb)         “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price, Restricted Stock, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value.

(cc)         “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

                               (dd)         “Optionee” means an Employee or Consultant who receives an Option.

                               (ee)         “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ff)           “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(gg)         “Plan” means this 2017 Stock Plan.

(hh)         “Restricted Stock” means Shares acquired pursuant to a right to purchase or receive Common Stock granted pursuant to Section 8 below.

(ii)          “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock granted under the Plan and includes any documents attached to such agreement.

(jj)            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(kk)         “Share” means a share of Common Stock, as adjusted in accordance with Section 11 below.

(ll)          “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(mm)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(nn)        “Ten Percent Holder” means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.

3.          Stock Subject to the Plan.   Subject to the provisions of Section 11 below, the maximum aggregate number of Shares that may be issued under the Plan is 2,007,498 Shares, all of which Shares may be issued under the Plan pursuant to Incentive Stock Options. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan and Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with the termination of a Participant’s Continuous Service Status) shall again be available for future grant under the Plan.

4.          Administration of the Plan.

(a)           General. The Plan shall be administered by the Board, a Committee appointed by the Board, or any combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Board may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board.

(b)         Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c)          Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:

(i)           to determine the Fair Market Value in accordance with Section 2(t) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii)          to select the Employees and Consultants to whom Awards may from time to time be granted;

(iii)         to determine the number of Shares to be covered by each Award;

(iv)         to approve the form(s) of agreement(s) and other related documents used under the Plan;

(v)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award, Optioned Stock, or Restricted Stock;

(vi)         to amend any outstanding Award or agreement related to any Optioned Stock or Restricted Stock, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

(vii)        to determine whether and under what circumstances an Option may be settled in cash under Section 7(c)(iii) below instead of Common Stock;

(viii)      subject to Applicable Laws, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program without consent of the holders of Capital Stock, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Participant shall be made without his or her consent;

(ix)         to approve addenda pursuant to Section 17 below or to grant Awards to, or to modify the terms of, any outstanding Option Agreement or Restricted Stock Purchase Agreement or any agreement related to any Optioned Stock or Restricted Stock held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences; and

(x)          to construe and interpret the terms of the Plan, any Option Agreement or Restricted Stock Purchase Agreement, and any agreement related to any Optioned Stock or Restricted Stock, which constructions, interpretations and decisions shall be final and binding on all Participants.

(d)           Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Memorandum of Association or Bye-laws, by contract, as a matter of law, or otherwise including pursuant to the Bermuda Companies Act, or under any other power that the Company may have to indemnify or hold harmless each such person.

5.            Eligibility.

(a)          Recipients of Grants. Nonstatutory Stock Options and Restricted Stock may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.

(b)          Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c)           ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b) above, to the extent that the aggregate Fair Market Value of Shares with respect to which options designated as incentive stock options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess options shall be treated as nonstatutory stock options. For purposes of this Section 5(c), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an incentive stock option shall be determined as of the date of the grant of such option.

(d)         No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Parent, Subsidiary or Affiliate), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (Parent’s, Subsidiary’s or Affiliate’s) right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.            Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of 10 years unless sooner terminated under Section 13 below.

               7.             Options.

(a)           Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

                               (b)            Option Exercise Price and Consideration.

(i)           Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(1)         In the case of an Incentive Stock Option

                                                                            a.          granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant;

                                                                            b.          granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant;

                                                              (2)         Except as provided in subsection (3) below, in the case of a Nonstatutory Stock Option the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code; and

                                                              (3)         Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(ii)         Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) to the extent permitted under, and in accordance with, Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 152 of the Delaware General Corporation Law); (4) cancellation of indebtedness; (5) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (6) a Cashless Exercise; (7) such other consideration and method of payment permitted under Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(c)           Exercise of Option.

(i)           General.

(1)         Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company, and Parent, Subsidiary or Affiliate, and/or the Optionee, provided that the exercise of any Option shall not be permitted unless the Administrator is satisfied at the relevant time that such exercise would not be a breach of any share dealing or other corporate governance code adopted by the Company from time to time.

(2)         Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(3)         Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(4)         Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 9 below. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(5)         Rights as Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock (if any) shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 11 below.

(ii)          Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:

(1)         General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to this Section 7).

(2)         Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in the subsections (3) through (5) below, such Optionee may exercise any outstanding Option at any time within 3 months following such termination to the extent the Optionee is vested in the Optioned Stock on the date of such termination.

(3)         Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within 12 months following such termination to the extent the Optionee is vested in the Optioned Stock on the date of such termination.

(4)         Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within 3 months following termination of the Optionee’s Continuous Service Status, the Option may be exercised by any beneficiaries designated in accordance with Section 15 below, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within 12 months following the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in the Optioned Stock on the date of such termination.

(5)         Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. Nothing in this Section 7(c)(ii)(5) shall in any way limit the Company’s right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement.

(iii)         Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

8.            Restricted Stock.

(a)           Rights to Purchase. When a right to purchase or receive Restricted Stock is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 7(b)(ii) above with respect to exercise of Options. Any restrictions on the grant and/or exercise of Options shall also apply to the right to purchase or receive Restricted Stock. The offer to purchase Shares shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)          Repurchase Option.

(i)           General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s Continuous Service Status for any reason (including death or Disability) at a purchase price for Shares equal to the original purchase price paid by the purchaser to the Company for such Shares and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(ii)          Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any leave of absence; provided, however, that in the absence of such determination, such lapsing shall be tolled during any leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c)           Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each Participant.

(d)           Rights as a Holder of Capital Stock. Once the Restricted Stock is purchased, the Participant shall have the rights equivalent to those of a holder of capital stock, and shall be a record holder when his or her purchase and the issuance of the Shares is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased, except as provided in Section 11 below.

9.	Taxes.

(a)          As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax, withholding, and any other required deductions or payments that may arise in connection with such Award.  The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b)          The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax, withholding, or any other required deductions or payments by Cashless Exercise or by surrendering Shares (either directly or by stock attestation) that he or she previously acquired; provided that, unless specifically permitted by the Company, any such Cashless Exercise must be an approved broker-assisted Cashless Exercise or the Shares withheld in the Cashless Exercise must be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance.  Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

10.	Non-Transferability of Awards.

(a)          General.  Except as set forth in this Section 10, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  The designation of a beneficiary by a Participant will not constitute a transfer.  An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 10.

(b)          Limited Transferability Rights. Notwithstanding anything else in this Section 10, the Administrator may in its sole discretion provide that any Nonstatutory Stock Options may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members.  Further, beginning with (i) the period when the Company begins to rely on the exemption described in Rule 12h-1(f)(1) promulgated under the Exchange Act, as determined by the Board in its sole discretion, and (ii) ending on the earlier of (A) the date when the Company ceases to rely on such exemption, as determined by the Board in its sole discretion, or (B) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (1) a Nonstatutory Stock Option, or prior to exercise, the Shares subject to a Nonstatutory Stock Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively) and (2) an Incentive Stock Option may not be transferred or disposed of by will or the laws of descent or distribution, other than to (i) persons who are Family Members through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant.  Notwithstanding the foregoing  sentence, the Board, in its sole discretion, may permit transfers of Nonstatutory Stock Options to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

11.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)          Changes in Capitalization.  To the extent required under Applicable Laws, (i) the numbers and class of Shares or other shares or securities:  (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each such outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, may be adjusted by the Administrator in the event of a shares split, reverse shares split, shares dividend, combination, consolidation, reclassification of the Shares or subdivision of the Shares.  In the event of any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, a declaration of an extraordinary dividend with respect to the Shares payable in a form other than Shares in an amount that has a material effect on the Fair Market Value, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, amalgamation, merger, spin-off, split-up, change in corporate structure or a similar occurrence, the Administrator may make appropriate adjustments, in its discretion, in one or more of (i) the numbers and class of Shares or other shares or securities:  (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each outstanding Option and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, and any such adjustment by the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.  If, by reason of a transaction described in this Section 11(a) or an adjustment pursuant to this Section 11(a), a Participant’s Award agreement or agreement related to any Optioned Stock or Restricted Stock covers additional or different shares or securities, then such additional or different classes of shares, and the Award agreement or agreement related to the Optioned Stock or Restricted Stock in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award, Optioned Stock and Restricted Stock prior to such adjustment.

(b)          Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)          Corporate Transactions.  In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, amalgamation, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock (a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines (subject to the last sentence of this paragraph), which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner.  Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction:  (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or equity awards for such Awards; (D) the cancellation of such Awards and a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price for the Shares to be issued pursuant to the exercise of such Awards (such payment shall be made in the form of cash, cash equivalents and/or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount; if the exercise price or purchase price per Share of the Shares to be issued pursuant to the exercise of such Awards exceeds the Fair Market Value per Share of such Shares, as of the closing date of the Corporate Transaction, then such Awards may be cancelled without making a payment to the Participants); or (E) the cancellation of any outstanding Options or an outstanding right to purchase Restricted Stock, in either case, for no consideration.  Notwithstanding anything stated herein or in any other agreement to the contrary, whether such agreement was entered into before or after the date this Plan is effective, if any Award, or any agreement applicable to any Award, provides for accelerated vesting in connection with any termination of service that occurs on or after a Corporate Transaction, and the successor does not agree to assume the Award, or to substitute an equivalent award or right for the Award, then any acceleration of vesting that would otherwise occur upon such termination of service shall occur immediately prior to, and contingent upon, the consummation of such Corporate Transaction.

12.           Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator, provided that the grant of an Award shall not be permitted unless the Administrator is satisfied at the relevant time that such grant would not be a breach of any share dealing or other corporate governance code adopted by the Company from time to time.

13.           Amendment and Termination of the Plan.  The Board may at any time amend or terminate the Plan, but no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent.  In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required.

14.           Conditions Upon Issuance of Shares.  Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.  As a condition to the exercise of any Option or purchase of any Restricted Stock, the Company may require the  person exercising the Option or purchasing the Restricted Stock to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is advisable or required by Applicable Laws.  Shares issued upon exercise of Options or purchase of Restricted Stock prior to the date, if ever, on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement or Restricted Stock Purchase Agreement.

15.           Beneficiaries.  If permitted by the Company, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  Except as otherwise provided in an Award Agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.

16.           Approval of Holders of Capital Stock.  If required by Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within 12 months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended.  Such approval shall be obtained in the manner and to the degree required under Applicable Laws.

17.           Addenda.  The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan.  The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

18.           Information to Holders of Options.  In the event the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act of 1933, as amended, to all holders of Options in accordance with the requirements thereunder until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.  The Company may request that holders of Options agree to keep the information to be provided pursuant to this Section confidential.  If the holder of Options does not agree to keep the information to be provided pursuant to this Section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) of the Exchange Act.

ADDENDUM A

2017 Stock Plan

(California Participants)

Prior to the date, if ever, on which the Common Stock becomes a Listed Security and/or the Company is subject to the reporting requirements of the Exchange Act, the terms set forth herein shall apply to Awards issued to California Participants.  All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.

1.            The following rules shall apply to any Option in the event of termination of the Participant’s Continuous Service Status:

(a)          If such termination was for reasons other than death, “Permanent Disability” (as defined below), or Cause, the Participant shall have at least 30 days after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the term as set forth in the Option Agreement.

(b)          If such termination was due to death or Permanent Disability, the Participant shall have at least 6 months after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the term as set forth in the Option Agreement.

“Permanent Disability” for purposes of this Addendum shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or any Parent or Subsidiary because of the sickness or injury of the Participant.

2.            Notwithstanding anything to the contrary in Section 11(a) of the Plan, the Administrator shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.

3.            Notwithstanding anything stated herein to the contrary, no Option shall be exercisable on or after the 10th anniversary of the date of grant and any Award agreement shall terminate on or before the 10th anniversary of the date of grant.

4.             The Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of Applicable Laws, at least annually to each California Participant during the period such Participant has one or more Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares; provided, however, the Company shall not be required to provide such information if (i) the issuance is limited to key persons whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.